                            SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to 240.14a-11(c) or 240.14a-12

                          TURBODYNE TECHNOLOGIES INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------
     (5)  Total fee paid:

          ---------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------
     (3)  Filing Party:

          ---------------------------------------------------------------------
     (4)  Date Filed:

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

                          TURBODYNE TECHNOLOGIES INC.
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 2000
                            ------------------------

TO OUR STOCKHOLDERS:

     Notice is hereby given that the 2000 annual meeting (the "Meeting") of the stockholders of Turbodyne Technologies Inc. ("Turbodyne" or the "Company") will be held at the Miramar Hotel located at 1555 S. Jameson Lane, Montecito, California 93108, on Friday, May 12, 2000 at 1:30 p.m., Pacific Daylight Time, for the following purposes:

     1.Election of Directors. To elect two Class II directors and three Class
       III directors to hold office until the annual meetings of stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified;

     2.Approval of Stock Incentive Plan. To approve the Company's 2000 Stock
       Incentive Plan;

     3.Increase in Authorized Common Stock. To amend Article IV of the Company's
       Certificate of Incorporation to increase its authorized shares of Common Stock from 60,000,000 to 99,000,000;

     4.Ratification of Appointment of Independent Auditors. To ratify the appointment of McGowan Guntermann as the Company's independent certified public accountants for the year ending December 31, 2000; and

     5.Other Business. To transact such other business as properly may come before the Meeting or any adjournments or postponements thereof.

     Only stockholders of record of the Common Stock of the Company at the close of business on March 31, 2000 (the "Stockholders") are entitled to notice of and to vote at the Meeting and at any adjournments or postponements thereof.

     The Proxy Statement which accompanies this Notice contains additional information regarding the proposals to be considered at the Meeting, and Stockholders are encouraged to read it in its entirety.

     As set forth in the enclosed Proxy Statement, proxies are being solicited by and on behalf of the Board of Directors of the Company. All proposals set forth above are proposals of the Company. It is expected that these materials first will be mailed to Stockholders on or about April 20, 2000.

                                          By Order of the Board of Directors

                                          TURBODYNE TECHNOLOGIES INC.

                                          Joseph D. Castano,
                                          Secretary

Carpinteria, California
April 17, 2000

TO ENSURE YOUR REPRESENTATION AT THE MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE AS PROMPTLY AS POSSIBLE. IF YOU DO ATTEND THE MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE YOUR SHARES IN PERSON. THE PROXY MAY BE REVOKED AT ANY TIME BEFORE ITS EXERCISE.

                          TURBODYNE TECHNOLOGIES INC.
                            6155 CARPINTERIA AVENUE
                         CARPINTERIA, CALIFORNIA 93013
                            ------------------------

                                PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD MAY 12, 2000
                            ------------------------

                              GENERAL INFORMATION

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Turbodyne Technologies Inc., a Delaware corporation (the "Company"), for use at the 2000 annual meeting of stockholders of the Company (the "Meeting") to be held at the Miramar Hotel located at 1555
S. Jameson Lane, Montecito, California 93108, on Friday, May 12, 2000 at 1:30 p.m., Pacific Daylight Time, and at any adjournments or postponements thereof, for the purposes set forth herein and in the attached Notice of Annual Meeting of Stockholders. Accompanying this Proxy Statement is a proxy card (the "Proxy") which you may use to indicate your vote on the proposals described in this Proxy Statement. Only stockholders of record (the "Stockholders") on March 31, 2000 (the "Record Date") are entitled to notice of and to vote in person or by proxy at the Meeting and any adjournments or postponements thereof.

MATTERS TO BE CONSIDERED

     The matters to be considered and voted upon at the Meeting will be:

          1. Election of Directors. To elect two Class II directors and three Class III directors to hold office until the annual meetings of stockholders to be held in 2002 and 2003, respectively, and until their respective successors have been elected and qualified. The following persons are the Board of Directors' nominees for Class II directors:

                                Daniel Geronazzo
                            Dr.-Ing. Friedrich Goes

          The following persons are the Board of Directors' nominees for Class III directors:

                              Wendell R. Anderson
                             Dr. Sadayappa Durairaj
                         Prof. Dr.-Ing. Peter Hofbauer

          2. Approval of Stock Incentive Plan. To approve the Company's 2000 Stock Incentive Plan;

          3. Increase in Authorized Common Stock. To amend Article IV of the Company's Certificate of Incorporation to increase its authorized shares of Common Stock from 60,000,000 to 99,000,000;

          4. Ratification of Appointment of Independent Auditors. To ratify the appointment of McGowan Guntermann as the Company's independent certified public accountants for the year ended December 31, 2000; and

          5. Other Business. To transact such other business as properly may come before the Meeting or at any adjournments or postponements thereof.

COST OF SOLICITATION OF PROXIES

     This Proxy solicitation is made by the Board of Directors of the Company, and the Company will bear the costs of this solicitation, including the expense of preparing, assembling, printing and mailing this Proxy Statement and any other material used in this solicitation of Proxies. The solicitation of Proxies will be made by mail and may be supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company. If it should appear desirable to do so to ensure adequate representation at the Meeting, officers and regular employees may communicate with Stockholders, banks, brokerage houses, custodians, nominees and others, by telephone, facsimile transmissions, telegraph, or in person to request that Proxies be furnished. The Company will reimburse banks, brokerage houses and other custodians, nominees and fiduciaries for their reasonable expenses in forwarding proxy materials to their principals. The total estimated cost of the solicitation of Proxies is $11,200.

OUTSTANDING SECURITIES AND VOTING RIGHTS; REVOCABILITY OF PROXIES

     The authorized capital of the Company consists of 60,000,000 shares of common stock ("Common Stock"), of which 51,149,216 shares were issued and outstanding on the Record Date. A majority of the outstanding shares of the Common Stock constitutes a quorum for the conduct of business at the Meeting. Abstentions will be treated as shares present and entitled to vote for purposes of determining the presence of a quorum.

     Each Stockholder is entitled to one vote, in person or by proxy, for each share of Common Stock standing in his or her name on the books of the Company as of the Record Date on any matter submitted to the Stockholders.

     The Company's Certificate of Incorporation does not authorize cumulative voting. In the election of directors, the candidates receiving the highest number of votes will be elected. Each other proposal described herein requires the affirmative vote of a majority of the outstanding shares of Common Stock present in person or represented by proxy and entitled to vote at the Meeting. Abstentions and broker non-votes will be included in the number of shares present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the number of votes cast on proposals submitted to the Stockholders and will have the effect of a negative vote, while broker non-votes will not be counted as votes cast for or against such matters.

     Of the shares of Common Stock outstanding on the Record Date, 6,701,480 shares of Common Stock (or approximately 13.12% of the issued and outstanding shares of Common Stock) were owned by directors and executive officers of the Company.

     A Proxy for use at the Meeting is enclosed. The Proxy must be signed and dated by you or your authorized representative or agent. Telegraphed, cabled or telecopied Proxies are also valid. You may revoke a Proxy at any time before it is exercised at the Meeting by submitting a written revocation to the Secretary of the Company or a duly executed Proxy bearing a later date or by voting in person at the Meeting. Prof. Peter Hofbauer and Joseph D. Castano, the designated proxyholders (the "Proxyholders"), are members of the Company's management.

     If you hold Common Stock in "street name" and you fail to instruct your broker or nominee as to how to vote for such Common Stock, your broker or nominee may, in its discretion, vote such Common Stock "FOR" the election of the Board of Directors' nominees and "FOR" the ratification of the appointment of McGowan Guntermann as the Company's independent auditors. If, however, you fail to instruct your broker or nominee as to how to vote such Common Stock, your broker or nominee may not, pursuant to applicable stock exchange rules, vote such Common Stock with respect to the proposal to approve the Stock Incentive Plan or increase the authorized Common Stock.

     Unless revoked, the shares of Common Stock represented by Proxies will be voted in accordance with the instructions given thereon. In the absence of any instruction in the Proxy, such shares of Common Stock will be voted "FOR" the election of the Board of Directors' nominees, "FOR" the approval of the Stock Incentive Plan, "FOR" the increase in the authorized Common Stock and "FOR" the ratification of the appointment of McGowan Guntermann as the Company's independent auditors.

     Recently, the Securities and Exchange Commission (the "SEC") amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal was not submitted to the Company prior to April 12, 2000, the enclosed Proxy will confer authority on the Proxyholders to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the Meeting. As of the date hereof, no stockholder proposal has been submitted to the Company, and management is not aware of any other matters to be presented for action at the Meeting. However, if any other matters properly come before the Meeting, the Proxies solicited hereby will be voted by the Proxyholders in accordance with the recommendations of the Board of Directors. Such authorization includes authority to appoint a substitute nominee for any Board of Directors' nominee identified herein where death, illness or other circumstance arises which prevents such nominee from serving in such position and to vote such Proxy for such substitute nominee.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS AND MANAGEMENT

     The following table sets forth as of March 31, 2000 certain information relating to the ownership of the Common Stock by (i) each person known by the Company to be the beneficial owner of more than five percent of the outstanding shares of the Common Stock (other than depositories), (ii) each of the Company's directors and nominees, (iii) each of the Named Executive Officers, and (iv) all of the Company's executive officers and directors as a group. Except as may be indicated in the footnotes to the table and subject to applicable community property laws, each such person has the sole voting and investment power with respect to the shares of Common Stock owned. The address of each person listed is in care of the Company, 6155 Carpinteria Avenue, Carpinteria, CA 93013, unless otherwise set forth below such person's name.

                                                                NUMBER OF SHARES OF
                                                             COMMON STOCK BENEFICIALLY
                     NAME AND ADDRESS                                OWNED(1)             PERCENT(1)
                     ----------------                        -------------------------    ----------
Edward M. Halimi(2)........................................          3,450,000               6.74%
Leon Nowek(3)..............................................          1,100,000               2.15
Prof. Peter Hofbauer(4)....................................            150,000                  *
Gerhard Delf(5)............................................            200,000                  *
Wendell R. Anderson(6).....................................            200,000                  *
Dr. Sadayappa Durairaj(7)..................................            884,325               1.73
Daniel Geronazzo(8)........................................            115,000                  *
Robert Taylor(9)...........................................             32,000                  *
Walter F. Ware (10)........................................            351,690                  *
Peter Kitzinski(11)........................................            127,465                  *
Duane Rosenheim(12)........................................            100,000                  *
Dr. Friedrich Goes.........................................                  0                  *
Director and executive officers as a group (12
  persons)(2)(3)(4)(5)(6)(7)(8)(9)(10)(11)(12).............          6,710,480              13.12

---------------
   * less than 1%

 (1) Under Rule 13d-3, certain shares may be deemed to be beneficially owned by more than one person (if, for example, a persons shares the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person's actual ownership or voting power with respect to the number of shares of Common Stock actually outstanding at March 31, 2000.

 (2) Consists of (a) 3,250,000 escrow shares of Common Stock, which will be released upon achievement of certain financial goals, held in the name of March Technologies Inc., a private company controlled by Mr. Halimi, and
     (b) 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000. Mr. Halimi is not being nominated for re-election to the Company's Board of Directors.

 (3) Consists of (a) 900,000 escrow shares of Common Stock, which will be released upon achievement of certain financial goals, held in the name of L.N. Family Holdings, Inc., a company controlled by Mr. Nowek and (b) 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000. Mr. Nowek is no longer an officer or director of the Company.

 (4) Consists of 150,000 shares of Common Stock reserved for issuance upon exercise of stock options which are or will become exercisable on or before May 30, 2000.

 (5) Consists of 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

 (6) Consists of 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

 (7) Includes of 200,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

 (8) Includes 100,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

 (9) Includes 30,000 shares of Common Stock reserved for issuance upon exercise of stock options held by certain executive officers of the Company which become exercisable on or before May 30, 2000.

(10) Includes 350,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

(11) Includes 125,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

(12) Consists of 100,000 shares of Common Stock reserved for issuance upon exercise of stock options which become exercisable on or before May 30, 2000.

                                   PROPOSAL 1

                             ELECTION OF DIRECTORS

DIRECTORS AND EXECUTIVE OFFICERS

     The Certificate of Incorporation of the Company provides that the number of directors of the Company shall be fixed from time to time by the Board of Directors, but shall not be less than two nor more than twelve. The Board of Directors has fixed the number of directors at seven. The Certificate of Incorporation also provides that the Board of Directors shall be divided into three classes which are elected for staggered three-year terms. The term of each class expires at the annual meeting of stockholders in the year 2001 (Class I), the year 1999 (Class II) and the year 2000 (Class III).

     The Company did not hold an annual meeting of stockholders in 1999. Accordingly, the members of both Class II and Class III will be elected at the Meeting, to serve until the annual meeting of stockholders to be held in 2002 and 2003, respectively, and until their successors have been elected and qualified.

     Unless otherwise instructed, the Proxyholders will vote the Proxies received by them for the nominees named below. If any nominee is unable or unwilling to serve as a director at the time of the Meeting or any postponement or adjournment thereof, the Proxies will be voted for such other nominee(s) as shall be designated by the current Board of Directors to fill any vacancy. The Company has no reason to believe that any nominee will be unable or unwilling to serve if elected as a director. The two nominees for election as

Class II directors and the three nominees for election as Class III directors at the Meeting who receive the highest number of affirmative votes will be elected.

  THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE NOMINEES
                                 LISTED BELOW.

     The Board of Directors proposes the election of the following nominees as Class II directors:

                                Daniel Geronazzo
                            Dr.-Ing. Friedrich Goes

     The Board of Directors proposes the election of the following nominees as Class III directors:

                              Wendell R. Anderson
                             Dr. Sadayappa Durairaj
                         Prof. Dr.-Ing. Peter Hofbauer

     None of the directors, nominees for director or executive officers were selected pursuant to any arrangement or understanding, other than with the directors and executive officers of the Company acting within their capacity as such. There are no family relationships among directors or executive officers of the Company and, except as set forth below, as of the date hereof, no directorships are held by any director in a company which has a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940. Officers serve at the discretion of the Board of Directors.

     The following table sets forth certain information with respect to the nominees, continuing directors and executive officers of the Company as of the Record Date:

                                        YEAR FIRST
                                        ELECTED OR
                                         APPOINTED
              NAME                AGE    DIRECTOR                      POSITION
              ----                ---   -----------                    --------
CLASS I DIRECTORS
(Terms to expire in 2001)

Peter Kitzinski(4)..............  32       1999       Vice President Corporate Finance Europe,
                                                      General Manager of Turbodyne Europe GmbH
                                                      and Director
Robert Taylor(2)(4)(5)..........  60       1996       Director

CLASS II DIRECTORS
(Terms to expire in 2002)

Daniel Geronazzo(1)(2)(3)(5)....  69       1995       Director
Dr. Friedrich Goes..............  68       1999       Director

CLASS III DIRECTORS
(Terms to expire in 2003)

Wendell R.                        66       1995       Director
  Anderson(1)(3)(4)(5)..........
Dr. Sadayappa Durairaj(5).......  56       1996       Director
Prof. Peter Hofbauer(4).........  59       1999       Chairman of the Board and Director

EXECUTIVE OFFICER

Gerhard E. Delf.................  61       1999       President and Chief Executive Officer
Joseph D. Castano...............  39       1999       Chief Financial Officer and Secretary
Duane Rosenheim.................  67       1998       Chief Operating Officer

---------------
(1) Member of the Stock Option Committee

(2) Member of the Audit Committee

(3) Member of the Compensation Committee

(4) Member of the Executive Committee

(5) Member of the Special Committee

     GOVERNOR WENDELL R. ANDERSON is a director of the Company. Mr. Anderson is an attorney with the firm of Larkin, Hoffman, Daly and Lindgren Ltd. of Bloomington, Minnesota and has been practicing law since 1963. Mr. Anderson has held several public offices. From 1959 to 1963 Mr. Anderson was a state representative from Minnesota and served as state senator from 1963 to 1971. In 1971, Mr. Anderson was elected as Governor of the State of Minnesota. In 1977, Mr. Anderson became a United States Senator from the State of Minnesota, an office which he held for a period of two years. During his term, he served on various committees including the environment and public works committee, the budget committee, the natural resources committee and the armed services committee. Mr. Anderson serves as a director of FingerHut Companies Inc., a database marketing company listed on the New York Stock Exchange which sells a broad range of products through catalogs, direct marketing and the Internet, National City Bancorp, a Nasdaq listed company, and ECOS Group, Inc., a company listed on the OTC Bulletin Board and involved in waste management services. In December 1999, he was named one of Minnesota's most influential people of the 20th century by the Minneapolis Star Tribune. He also serves as Honorary Consul General for Sweden in Minnesota.

     DR. SADAYAPPA DURAIRAJ is a director of the Company. Mr. Durairaj is a cardiologist and businessman based in California. He obtained his medical degree from Madural Medical College in India in 1966 and has been certified by both the American Board of Internal Medicine and the Canadian Board of Internal Medicine and Cardiology. Since 1994, he has served as the President and Chief Executive Officer of the Pacifica Hospital and Sierra Medical Clinic. Dr. Durairaj also serves as associate Clinical Professor of Medicine at the University of Southern California. Dr. Durairaj was Chairman and founder of Pacific Baja Holdings Inc. which was acquired by the Company effective July 2, 1996. Dr. Durairaj is also Chairman of Brentwood Bank (California) and VSK Ferro Alloys (India).

     DANIEL GERONAZZO is a director of the Company. Mr. Geronazzo has been an attorney in private practice located in the Province of British Columbia for the past 35 years and has practiced as a sole practitioner since 1991. Mr. Geronazzo specializes in corporate, real estate and financial law. Mr. Geronazzo has a Bachelor's degree in Business Administration from Washington State University and an LLB degree from the University of British Columbia.

     DR.-ING. FRIEDRICH GOES was employed by Volkswagen AG for 32 years. He worked in the Research and Development Divisions in Germany, the United States and Spain, and from 1969 to 1994 he served as General Manager for Passenger Car Test & Development and Corporate Engineering Planning. For eight years he was a member of the Board of Directors and Executive Vice-President for Product Engineering at Volkswagen/ SEAT in Spain and Volkswagen of America. After retiring from Volkswagen AG, Dr. Goes served for two years as a member of the Board of Directors of EDAG, where he was responsible for Product Development and Engineering, a leading German company for automobile design and engineering. Since 1994, he has worked as an independent engineering and management consultant with Arthur D. Little, Inc. holding the title as Senior Advisor in automotive engineering. Dr. Goes holds a Doctorate in Mechanical Engineering from the Technical University of Braunschweig, Germany.

     EDWARD M. HALIMI served as Chairman of the Board of Directors from inception to October 1999. Mr. Halimi served as President and Chief Executive Officer of the Company from October 18, 1993 to March 11, 1998. Mr. Halimi developed a patented technology (the "Turbodyne Technology") designed to optimize air flow to internal combustion engines resulting in efficient fuel combustion in both diesel and gasoline engines and to reduce the production and emission of harmful pollutants. The Company has incorporated the Turbodyne Technology into its two primary products. Mr. Halimi spent 11 years working with FerroPlast Corporation, an international company specializing in the engineering and manufacture of diesel engines, pumps, electric motors and farm equipment. As a Vice-President at FerroPlast Corporation, Mr. Halimi worked in the engineering and manufacturing divisions in the Middle East and Europe and was responsible for the home building and housing operations in the United States. From 1988 to 1991,

Mr. Halimi was the President and Chief Executive Officer of Technodyne Corporation, a manufacturer of heat management and temperature control units and since 1989 has served as Chief Executive Officer of Biosonics Corporation, a research and development company in the fields of ultrasonics, vibration control and semi-conductor research and electronics.

     PROF. DR.-ING. PETER HOFBAUER was elected as Chairman of the Board in October 1999. From July to October 22, 1999, he served as Chief Executive Officer and from January 1998 to July 1999, he served as General Director, Technology of Turbodyne Europe. From January 1998 to the present, Prof. Hofbauer has served as President of the Propulsion Research Institute. From October 1990 to December 1997, he served as a member of the management board with Viessmann Werke GmbH & Co., Allendorf, Germany. From October 1978 to September 1987, Prof. Hofbauer served as Head of Engines and Transmissions Development for Volkswagen AG, Wolfsburg, Germany. He had joined Volkswagen AG in 1967. Prof. Hofbauer serves as Chairman of the Board of Trustees of the Bavarian Center for Applied Energy Research and is Founder and Coordinator of the BVE-Thermo-Lift. Prof. Hofbauer holds a Master of Science in Mechanical Engineering from the Technical University in Vienna, Austria, and a Doctorate in Mechanical Engineering from the RWTH Aachen, Germany. Prof. Hofbauer was appointed as Honorary Professor in 1985 by the Minister for Science and Art of Lower Saxonia, Germany.

     PETER KITZINSKI has served as Vice President Corporate Finance Europe of Turbodyne Technologies Inc. and as General Manager of Turbodyne Europe GmbH since 1997. Prior to joining the Company in 1997, Mr. Kitzinski worked in Germany in the investment banking industry. He holds degrees in Economics and in Business Administration from the University of Muenster and the University of Wuerzburg, Germany. Mr. Kitzinski joined Turbodyne in 1997.

     ROBERT F. TAYLOR is a Chartered Accountant and is a member of the Institute of Chartered Accountants of Alberta, Canada. In 1996, he retired from Shell Canada Products ("Shell") where he had been President since 1993. Mr. Taylor served with Shell in various capacities from 1967 in Calgary, Toronto and London, England where he worked with Shell International Petroleum Company as Area Coordinator for West and East Africa. He has been a director of the Company since 1996 and from January to June 1997, he served as Chief Operating Officer of the Company. Mr. Taylor is currently a director of Pembina Pipeline Corporation, a publicly owned income fund, and McTay Holdings Limited, a private company. Mr. Taylor is a trustee of the United Kingdom Fund of The Duke of Edinburgh's Commonwealth Study Conference. He was recently honored by the Queen who appointed him a Lieutenant of the Royal Victorian Order.

     GERHARD E. DELF was appointed as President and Chief Executive Officer of the Company on October 22, 1999. Prior to being appointed Chief Executive Officer of the Company, Mr. Delf served as Executive Vice President of Dynacharger(TM) OEM Programs. Prior to joining the Company, Mr. Delf was employed by Volkswagen AG and Volkswagen of America for 20 years, where for the last 12 years he held the position of Chief Engineer for Powertrain and Emissions. He was responsible for product engineering and introduction to production for gasoline and diesel engines, manual and automotive transmissions, and engine and transmission controls. Prior to this, Mr. Delf was Manager for United States Emission Certification and Principal Engineer for electronic fuel injection and US emission controls. Additionally, Mr. Delf has been an advisor to the United States National Research Council on Combustion Engine Technology and Energy Utilization and served as a member of the Motor Vehicle Council of the Society of Automotive Engineers. He has also been an expert advisor for the United States Senate, the California Energy Commission, the United States Environmental Protection Agency, and the California Air Resources Board, on proposed emissions and fuel economy regulations, as well as advanced engine technologies. Mr. Delf joined Turbodyne in 1998.

     JOSEPH D. CASTANO was appointed as Chief Financial Officer of the Company on September 28, 1999 and Secretary of the Company on October, 22 1999. Prior to joining the Company, Mr. Castano was Chief Financial Officer and Chief Operating Officer of SurgiNet, LLC, a healthcare provider company, from 1996 to September 1999. From January 1991 to February 1996, he was an Administrator with UCLA. From May 1989 to January 1991, Mr. Castano served as a Regional Manager of Xerox Credit Corporation. From September 1984 to April 1989, he was a Vice President with Nationwide Lease Associates, an asset based finance organization. Mr. Castano started his business career with J. Henry Schroeder Bank in August 1982.

Mr. Castano is a graduate of the Wharton School of Business at the University of Pennsylvania. He received a Masters of Business Administration from Pepperdine University in April 2000. Mr. Castano is a candidate for Fellow of the American College of Medical Practice Executives and a member of the Financial Executives Institute.

     DUANE ROSENHEIM was appointed Chief Operating Officer of the Company in June 1998. Prior thereto, and for the past six years, Mr. Rosenheim was an independent consultant working primarily with the Company to develop its prototype product which has been incorporated into the Turbopac(TM) and Dynacharger(TM) products. From 1960 to 1992, Mr. Rosenheim served in several positions at the Delco Electronics Division of General Motors Corporation, including Quality Engineering Manager and Manager of the Quality, Manufacturing and Operations Administration Departments.

BOARD MEETINGS AND COMMITTEES

     The Board of Directors has an Audit Committee, a Compensation Committee, a Stock Option Committee, an Executive Committee and a Special Committee.

     The Audit Committee currently consists of Messrs. Geronazzo and Taylor. The Audit Committee recommends the engagement of the Company's independent public accountants, reviews the scope of the audit to be conducted by such independent public accountants, and meets with the independent public accountants and the Chief Financial Officer of the Company to review matters relating to the Company's financial statements, the Company's accounting principles and its system of internal accounting controls, and reports its recommendations as to the approval of the financial statements of the Company to the Board of Directors. Four meetings of the Audit Committee were held during the year ended December 31, 1999.

     The Compensation Committee currently consists of Messrs. Geronazzo and Anderson. The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation. Five meetings of the Compensation Committee were held during the year ended December 31, 1999.

     The Stock Option Committee currently consists of Messrs. Geronazzo and Anderson. The Stock Option Committee is responsible for administering the Company's stock option and executive incentive compensation plans. Five meetings of the Stock Option Committee were held during the year ended December 31, 1999.

     The Executive Committee currently consists of Messrs. Taylor, Kitzinski, Hofbauer and Anderson. Subject to limitations contained in applicable law, the Executive Committee has been granted all of the authority of the Board of Directors.

     The Special Committee was formed in February 1999 to investigate allegations of the National Association of Securities Dealers and EASDAQ concerning the accuracy of the Company's press releases and currently consists of Messrs. Taylor, Durairaj, Anderson and Geronazzo. Three meetings of the Special Committee were held during the year ended December 31, 1999.

     The Board of Directors held thirteen meetings and acted by written consent on eight occasions during fiscal 1999. No director attended less than 75% of all the meetings of the Board of Directors and those committees on which he served in fiscal 1999.

COMPENSATION OF DIRECTORS

     Directors are reimbursed for reasonable out-of-pocket expenses in connection with attendance at Board of Director and Committee meetings, and are periodically granted options to purchase shares of the Common Stock of the Company at the discretion of the Stock Option Committee. During 1999, Mr. Geronazzo received $15,225 in housing costs and received a legal consulting retainer fee of $3,000, and three directors were provided with cars. Directors are not otherwise provided any remuneration for their services as directors of the Company.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Company has no interlocking relationships involving any of its Compensation Committee or Stock Option Committee members which would be required by the SEC to be reported in this Report, and no officer or employee of the Company currently serves on its Compensation Committee.

JOINT REPORT OF THE COMPENSATION COMMITTEE AND THE STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Report of the Compensation Committee and the Stock Option Committee of the Board of Directors shall not be deemed filed under the Securities Act of 1993 (the "Securities Act") or under the Securities Exchange Act of 1934 (the "Exchange Act").

             REPORT OF THE COMPENSATION AND STOCK OPTION COMMITTEES

     The Compensation Committee is responsible for considering and making recommendations to the Board of Directors regarding executive compensation. The Stock Option Committee is responsible for administering the Company's stock option and executive compensation plans. Following review and approval by the Compensation Committee, all determinations pertaining to executive compensation, other than stock awards, are submitted to the full Board of Directors.

     Compensation Philosophy. The Company's executive compensation program is designed to (1) provide levels of compensation that integrate pay and incentive plans with the Company's strategic goals, so as to align the interests of executive management with the long-term interests of the Company's stockholders,
(2) attract, motivate and retain executives of outstanding abilities and experience capable of achieving the strategic business goals of the Company, (3) recognize outstanding individual contributions, and (4) provide compensation opportunities which are competitive to those offered by other companies of similar size and performance. To achieve these goals, the Company's executive compensation program consists of three main elements: (i) base salary, (ii) annual cash bonus and (iii) long-term incentives. Each element of compensation has an integral role in the total executive compensation program.

     Base Salary. Base salaries are negotiated at the commencement of an executive's employment with the Company, or upon renewal of his or her employment agreement, and are designed to reflect the position, duties and responsibilities of each executive officer, the cost of living in the area in which the officer is located and the market for base salaries of similarly situated executives at other companies engaged in businesses similar to that of the Company.

     Messrs. Halimi and Nowek, the former President, Chief Executive Officer and Chairman of the Board and the former Chief Financial Officer, Secretary and Vice Chairman of the Board, respectively, each is a party to an employment agreement dated August 1, 1997, as amended on January 27, 1998 (as amended, the "Employment Agreements"), among such officer, the Company and Turbodyne Systems, Inc. ("Turbodyne Systems") pursuant to which these officers are paid annual base salaries equal to $180,000 and $162,000, respectively. The Company currently is accruing but not paying such amounts and is negotiating severance agreements with Messrs. Halimi and Nowek.

     Mr. Delf, the President and Chief Executive Officer of the Company, is a party to an employment agreement dated December 1, 1998 between himself and the Company pursuant to which Mr. Delf is paid an annual base salary equal to $180,000 for his position as Executive Vice President of Dynacharger(TM) OEM Programs. The Company is currently negotiating a new agreement with Mr. Delf.

     Annual Cash Bonuses. Executive officers are eligible for annual incentive bonuses in amounts determined at the discretion of the Board of Directors. The Board considers an award of an annual bonus subjectively, taking into account factors such as the financial performance of the Company, increases in stockholder value, the achievement of corporate goals and individual performance.

     Pursuant to their respective Employment Agreement, each of Messrs. Halimi and Nowek is entitled to an annual cash bonus of up to 150% of such officer's respective base salary based on the consolidated net operating income (before taxes) of the Company, Turbodyne Systems or Pacific Baja, whichever is greater. For fiscal 1999, neither Mr. Halimi nor Mr. Nowek received a cash bonus.

     Pursuant to his Employment Agreement, Mr. Delf received an annual cash bonus of $15,000 for fiscal 1999.

     The Company also provides to its employees (including Mr. Halimi and Mr. Nowek and the other officers) medical insurance and other customary employee benefits.

     Long-Term Incentives. The Company provides its executive officers with long-term incentive compensation through grants of options under the Company's 1998 Stock Incentive Plan and, if approved by the stockholders, under the 2000 Stock Incentive Plan. The Stock Option Committee currently is responsible for selecting the individuals to whom grants of options should be made, the timing of grants, the determination of the per share exercise price and the number of shares subject to each option. The Stock Option Committee believes that stock options provide the Company's executive officers with the opportunity to purchase and maintain an equity interest in the Company and to share in the appreciation of the value of the Common Stock. The Stock Option Committee believes that stock options directly motivate an executive to maximize long-term stockholder value. The options incorporate vesting periods in order to encourage key employees to continue in the employ of the Company. All options granted to officers in fiscal 1999 were granted at a discount to fair market value of the Company's Common Stock on the date of grant. The Board of Directors considers the grant of each option subjectively, considering factors such as the individual performance of executive officers and competitive compensation packages in the industry.

     Omnibus Budget Reconciliation Act Implications for Executive
Compensation. Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The 2000 Stock Incentive Plan is intended to qualify so that awards under the plan constitute performance-based compensation not subject to Section 162(m) of the Code.

     All compensation paid to the Company's employees in fiscal 1999 will be fully deductible. With respect to compensation to be paid to the Company's executive officers in 2000 and in future years, in certain instances such compensation may exceed $1,000,000. However, in order to maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, the Compensation Committee may approve compensation that is not deductible.

     Summary. The Compensation Committee and the Stock Option Committee believe that the executive compensation philosophy of paying the Company's executive officers by means of base salaries, annual cash bonuses and long-term incentives, as described in this report, serves the interests of the Company and its stockholders.

STOCK OPTION COMMITTEE                         COMPENSATION COMMITTEE
Wendell R. Anderson                            Wendell R. Anderson
Daniel Geronazzo                               Daniel Geronazzo

EXECUTIVE COMPENSATION

     The following table sets forth, as to the Chief Executive Officer and as to each of the other four most highly compensated officers whose compensation exceeded $100,000 during the last fiscal year (the "Named Executive Officers"), information concerning all cash and non-cash compensation awarded, earned or paid for services to the Company in all capacities for each of the three years ended December 31, 1997, 1998 and 1999.

                           SUMMARY COMPENSATION TABLE

                                                                            SECURITIES
                                                  ANNUAL COMPENSATION       UNDERLYING
                                              ---------------------------    OPTIONS/       ALL OTHER
            NAME AND POSITION(1)              YEAR   SALARY($)   BONUS($)    SARS(#)     COMPENSATION($)
            --------------------              ----   ---------   --------   ----------   ---------------
Prof. Peter Hofbauer(2).....................  1999   $180,000         --     150,000              --
  Chairman of the Board                       1998    180,000         --          --              --
Edward M. Halimi(3).........................  1999   $180,000         --     200,000              --
                                              1998    180,000     62,000     200,000              --
                                              1997     60,000         --          --              --
Leon E. Nowek(4)............................  1999   $162,000         --     200,000              --
                                              1998    162,000    145,800     200,000              --
                                              1997    162,000         --          --              --
Gerhard E. Delf(5)..........................  1999   $180,000     15,000     200,000         $36,000
  Chief Executive Officer
Walter F. Ware(6)...........................  1999   $180,000         --     200,000              --
                                              1998     60,000         --     150,000              --
                                              1997         --         --          --              --

---------------
(1) For a description of the employment agreements between certain officers and the Company, see "-- Employment Agreements" below.

(2) Prof. Hofbauer was appointed Chairman of the Board in October 1999. From July to October 1999, he served as Chief Executive Officer and from January 1998 to July 1999, he served as General Director, Technology of Turbodyne Europe.

(3) Mr. Halimi served as Chairman of the Board from inception to October 1999 and as President and Chief Executive Officer from October 1993 to March 1998. The Company currently is accruing but not paying all indicated amounts payable and is negotiating a severance agreement with Mr. Halimi.

(4) Mr. Nowek served as Secretary of the Company from June 1995 to June 1999, as Chief Financial Officer from June 1995 to February 1998 and as Vice Chairman of the Board from February 1998 to October 1999. The Company currently is accruing but not paying all indicated amounts payable and is negotiating a severance agreement with Mr. Nowek.

(5) Mr. Delf was appointed Chief Executive Officer in October 1999.

(6) Mr. Ware served as Chief Operating Officer of the Company from October 1997 to March 1998 and as Chief Executive Officer and President from March 1998 to July 1999.

STOCK OPTION GRANTS

     The following table sets forth certain information regarding the grant of stock options made during the fiscal year ended December 31, 1999 to the Named Executive Officers. No stock appreciation rights were granted to any Named Executive Officers during fiscal 1999.

                     OPTION/SAR GRANTS IN FISCAL YEAR 1999

                                              INDIVIDUAL GRANTS
                          ---------------------------------------------------------
                                           PERCENT OF
                                             TOTAL                                    POTENTIAL REALIZABLE VALUE
                           NUMBER OF      OPTIONS/SARS                                 AT ASSUMED RATES OF STOCK
                           SECURITIES      GRANTED TO                                   PRICE APPRECIATION FOR
                           UNDERLYING      EMPLOYEES/     EXERCISE                          OPTION TERM(4)
                          OPTIONS/SARS   CONSULTANTS IN   OR BASE      EXPIRATION     ---------------------------
    NAME OF OFFICER        GRANTED(1)    FISCAL YEAR(2)   PRICE(3)        DATE             5%            10%
    ---------------       ------------   --------------   --------   --------------   ------------   ------------
Edward M. Halimi........    200,000           3.32%        $2.35     March 11, 2003    $1,241,000     $1,640,100
Leon E. Nowek...........    200,000           3.32%        $2.35     March 11, 2003     1,241,000      1,640,100
Walter F. Ware..........    350,000           5.82%        $2.35     March 11, 2003     1,241,000      1,640,100
Prof. Peter Hofbauer....    150,000           2.49%        $5.25     March 11, 2003             0              0
Gerhard E. Delf.........    200,000           3.32%        $1.91     March 11, 2003        60,900         63,945

---------------
(1) These options are immediately exercisable upon grant.

(2) Options covering an aggregate of 6,021,298 shares were granted to eligible persons during the fiscal year ended December 31, 1999.

(3) The exercise price and tax withholding obligations related to exercise may be paid by delivery of already owned shares, subject to certain conditions.

(4) The Potential Realizable Value is the product of (a) the difference between
    (i) the product of the last reported sale price per share at the date of grant and the sum of (A) 1 plus (B) the assumed rate of appreciation of the Common Stock compounded annually over the term of the option and (ii) the per share exercise price of the option and (b) the number of shares of Common Stock underlying the option at December 31, 1999. These amounts represent certain assumed rates of appreciation only. Actual gains, if any, on stock option exercises are dependent on a variety of factors, including market conditions and the price performance of the Common Stock. There can be no assurance that the rate of appreciation presented in this table can be achieved.

OPTION EXERCISES AND HOLDINGS

     The following table sets forth, for each of the Named Executive Officers, certain information regarding the exercise of stock options during the fiscal year ended December 31, 1999, the number of shares of Common Stock issuable upon the exercise of stock options held at fiscal year end and the value of options held at fiscal year end based upon the last reported sales price of the Common Stock on Easdaq on December 31, 1999 ($2.20).

              AGGREGATED OPTION/SAR EXERCISES IN FISCAL YEAR 1999
                       AND FISCAL YEAR-END OPTION VALUES

                                                            NUMBER OF SECURITIES          VALUE OF UNEXERCISED
                                                           UNDERLYING UNEXERCISED             IN-THE-MONEY
                                    SHARES                       OPTIONS AT                    OPTIONS AT
                                   ACQUIRED                   DECEMBER 31, 1999             DECEMBER 31, 1999
                                      ON       VALUE     ---------------------------   ---------------------------
         NAME OF OFFICER           EXERCISE   REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
         ---------------           --------   --------   -----------   -------------   -----------   -------------
Edward M. Halimi.................    --         --         200,000          --               --             --
Leon E. Nowek....................    --         --         200,000          --               --             --
Walter F. Ware...................    --         --         350,000          --               --             --
Prof. Peter Hofbauer.............    --         --         150,000          --               --             --
Gerhard E. Delf..................    --         --         200,000          --           19,333         38,667

---------------
(1) The value of unexercised "in-the-money" options is the difference between the last reported sale price of the Common Stock on December 31, 1999 ($2.20 per share) and the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYEE INCENTIVE PLAN

     On September 11, 1998, the stockholders approved the Company's 1998 Stock Incentive Plan (the "1998 Plan"). The 1998 Plan is identical in terms and conditions to the 2000 Stock Incentive Plan described in Proposal 2 herein, except that the 1998 Plan limits the maximum number of shares with respect to which options may be granted to a single participant to 200,000 whereas the 2000 Stock Incentive Plan allows for a maximum number of 500,000 shares with respect to which options may be granted to a single participant.

EMPLOYMENT AGREEMENTS

     Edward M. Halimi and Leon E. Nowek each is a party to an employment agreement dated August 1, 1997, as amended on January 27, 1998, (respectively, the "Halimi Agreement" and the "Nowek Agreement" and together the "Employment Agreements"), among such officer, the Company and Turbodyne Systems. Mr. Halimi served as Chairman of the Board from inception to October 1999 and as Chief Executive Officer and President from October 1993 to March 1998. Mr. Nowek served as the Secretary of the Company from June 1995 to June 1999, as Chief Financial Officer from June 1995 to February 1998 and as Vice Chairman of the Board from February 1998 to October 1999. Pursuant to the terms of the Employment Agreements, Mr. Halimi and Mr. Nowek are paid an annual salary of $180,000 and $162,000, respectively, and are entitled to annual cash bonuses of up to 150% of their respective base salaries based on the consolidated net operating income (before taxes) of the Company, Turbodyne Systems or Pacific Baja, whichever is greater. Pursuant to the terms of the Nowek Agreement, the Company loaned $225,000 to Mr. Nowek in connection with the purchase of his home. Such loan bears no interest and is repayable on the earlier to occur of the sale of Mr. Nowek's home or the termination of Mr. Nowek's employment. Each Employment Agreement also provides that in each year of the term of the Employment Agreement, the Company shall grant to the officer options to purchase 200,000 shares of Common Stock in accordance with the Company's stock option plan then in effect. Each officer and the members of their respective families are entitled to participate in any life and disability insurance, pension, dental, medical, pharmaceutical, hospitalization, health insurance and any other employee benefit programs as may be provided from time to time by the Company. Each Employment Agreement is for a ten year term and will renew for successive one year periods unless one party to the

Employment Agreement provides written notice of its election not to renew at least 30 days prior to the expiration of the initial term or any successive one year terms. Each officer may terminate his Employment Agreement at any time upon three months prior written notice of his intention to so terminate. In the event that either officer is terminated by the Company without "cause," as defined in the Employment Agreement, he is entitled to receive the compensation that otherwise would have been payable to him from the date of termination to the expiration date of the then current term.

     The Company currently is accruing but not paying all amounts payable under the Halimi Agreement and the Nowek Agreement and is negotiating severance agreements with Messrs. Halimi and Nowek.

     On July 1, 1999, Prof. Peter Hofbauer entered into an employment agreement with the Company (the "Hofbauer Agreement"). Prof. Hofbauer served as Chairman of the Board from October 1999 to the present, as Chief Executive Officer from July to October 1999 and as General Director, Technology of Turbodyne Europe from January 1998 to July 1999. Pursuant to the terms of the Hofbauer Agreement, Prof. Hofbauer was paid an annual salary of $180,000 in his capacity as Chief Executive Officer (in his capacity as General Director, Prof. Hofbauer was also paid an annual salary of $180,000). In his current capacity as Chairman, Prof. Hofbauer is paid an annual salary of $55,000. Prof. Hofbauer is also President of Propulsion Research Institute, an independent research organization and has contractual relationships with FEV, an organization that designs and develops internal combustion engines and is a supplier of advanced test and instrumentation systems for the automotive industry. The Hofbauer Agreement grants options to purchase 200,000 shares of Common Stock to Prof. Hofbauer in accordance with the Company's stock option plan then in effect. The Hofbauer Agreement is for a five-year term. Prof. Hofbauer is entitled to terminate the Hofbauer Agreement at any time upon one month's prior written notice of his intent to so terminate. In the event that Prof. Hofbauer was terminated without "cause" as defined in the Hofbauer Agreement, he is entitled to receive six (6) months salary.

     The Company currently is accruing but not paying all amounts payable under the Hofbauer Agreement.

     Gerhard Delf is a party to an employment agreement dated December 1, 1998 between himself and the Company (the "Delf Agreement"). Mr. Delf initially was employed as Executive Vice President of Dynacharger(TM) OEM Programs from December 1, 1998 to October 22, 1999. Effective October 22, 1999, Mr. Delf was appointed Chief Executive Officer. Pursuant to the terms of the Delf Agreement, Mr. Delf is paid an annual salary of $180,000, an annual allowance of $36,000 for living expenses and a bonus of $15,000. The Delf Agreement grants options to purchase 200,000 shares of Common Stock to Mr. Delf in accordance with the Company's stock option plan then in effect. The Agreement is for a five-year term. Mr. Delf may terminate the Delf Agreement at any time upon three month's prior written notice of his intent to so terminate. In the event that Mr. Delf is terminated without "cause" as defined in the Delf Agreement, he is entitled to receive twelve (12) months salary. The Company currently is negotiating a new employment agreement with Mr. Delf as the result of his election as the President and Chief Executive Officer of the Company in October 1999.

PERFORMANCE GRAPH

     The following graph sets forth the yearly percentage change in cumulative total stockholder return of the Company's Common Stock during the period from April 25, 1994 to December 31, 1999, compared with (i) the cumulative total return of the Easdaq market index and (ii) the cumulative total return of the Standard & Poors Automotive Parts & Equipment Index. The Common Stock was listed on the Vancouver Stock Exchange from April 25, 1994 to March 26, 1997, was listed for quotation on the Nasdaq Small Cap Market from March 27, 1997 to January 20, 1999 and was listed on Easdaq from July 1999 to the present. The trading values identified for the Company in the comparison reflect the price of the Common Stock on the Vancouver Stock Exchange from April 25, 1994 through March 26, 1997 and on the Easdaq Stock Market from March 27, 1997 through December 31, 1999 (which were in U.S. dollars). The comparison assumes $100 was invested on April 25, 1994 in the Common Stock and in each of the foregoing indices and the reinvestment of dividends through December 31, 1999. The stock price performance on the following graph is not necessarily indicative of future stock price performance.

     This graph shall not be deemd incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act or under the Exchange Act, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

                                                        TURBODYNE                                             AUTO PARTS &
                                                    TECHNOLOGIES INC.            EASDAQ US INDEX              EQUIPMENT-500
                                                    -----------------            ---------------              -------------
Dec. 94                                                   100.00                     100.00                      100.00
Dec. 95                                                  1392.31                     141.33                      123.63
Dec. 96                                                  3088.46                     123.04                      138.72
Dec. 97                                                  1490.38                     122.53                      173.49
Dec. 98                                                  1778.85                     140.91                      196.43
Dec. 99                                                   730.77                     180.66                      151.01

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Turbodyne subleases its Carpinteria facility from American Appliance, Inc., a private company controlled by Mr. Halimi, a member of the Board of Directors of the Company. The lease is on a month to month basis and the monthly rent is equal to $28,224.

     Pacific Baja, a subsidiary of the Company engaged in manufacturing precision aluminum cast and machined products and sold in 1999 in a Chapter 11 bankruptcy proceeding, leased one of its facilities in Ensenada from Baja Pacific Properties, a company in which Dr. Sadayappa Durairaj, a director of the Company, owned approximately 19% of the outstanding shares. The lease was for a ten year term, expiring in September 2005 and the monthly rent was equal to $15,000.

     Pursuant to the terms of the Employment Agreement between the Company and Leon Nowek, the Company loaned $225,000 to Mr. Nowek in connection with the purchase of his home. The loan bears no interest and is repayable on the earlier to occur of the sale of Mr. Nowek's home or the termination of the Employment Agreement. At March 31, 2000, there was $225,000 outstanding under this loan.

     The Company has loaned $250,000 to Walter Ware, the former President and Chief Executive Officer of the Company, in connection with the purchase of his home. The loan bears no interest and is repayable on the earlier to occur of the sale of Mr. Ware's home or the termination of Mr. Ware's employment with the Company. At March 31, 2000, there was $237,500 outstanding under this loan.

     The Company has advanced an aggregate of $167,608 to Edward M. Halimi and an additional $88,214 to Leon Nowek. These advances are against salaries and bonuses, bear no interest are unsecured and are payable on demand by the Company.

     In February 1999, the Company signed three promissory notes totaling $1,300,000 with a relative of Edward M. Halimi. This loan has been personally guaranteed by Mr. Halimi. All notes bear interest at 12% per annum, compounding monthly. Only $1,250,000 was drawn down under the notes in 1999. The notes do not have maturity dates and, therefore, the notes are considered due on demand. No interest has been paid on these loans in 1999.

     Under a loan agreement covering the three promissory notes, a signing bonus of 75,000 shares of the Company's Common Stock have been offered for each and every million dollars of funding advanced. In order to pay back this loan, the Company has offered to the lender (i) 1.3 million shares of Common Stock and
(ii) warrants to purchase an additional 1.3 million shares of Common Stock at an exercise price of $1.25 and with a maturity date of five years.

     See "Employment Agreements" for a description of employment agreements between the Company and certain of its officers.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the executive officers, directors and persons who own more than ten percent of a registered class of equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater-than-ten percent stockholders are required by SEC regulations to furnish us with all
Section 16(a) forms they file. Based solely on our review of the copies of the forms received by us and written representations from certain reporting persons that they have complied with the relevant filing requirements, we believe that, during the year ended December 31, 1999, all of the executive officers, directors and greater-than-ten percent stockholders of the Company complied with all Section 16(a) filing requirements other than: Dr. Sadayappa Durairaj, a member of the Company's Board of Directors, who filed a Form 5 reporting the acquisition of 10,325 shares of Common stock in transactions which were reportable on a Form 4 and Prof. Peter Hofbauer and Dr. Friedrich Goes who are currently late in filing Form 5.

                                   PROPOSAL 2

               PROPOSAL TO APPROVE THE 2000 STOCK INCENTIVE PLAN

GENERAL

     The proposed Turbodyne Technologies Inc. 2000 Stock Incentive Plan (the "Plan") was unanimously adopted by the Board of Directors in August 1999, subject to the approval of the Plan by the Company's stockholders. Each executive officer, other employee, non-employee director or consultant of the Company or any of its subsidiaries is eligible to be considered for the grant of awards under the Plan.

     A maximum of 4,800,000 shares of Common Stock may be issued pursuant to awards granted under the Plan, subject to certain adjustments to prevent dilution. Any shares of Common Stock subject to an award which for any reason expires or terminates unexercised are again available for issuance under the Plan. As of March 31, 2000, no awards had been granted under the Plan.

SUMMARY OF THE 2000 PLAN

     The following is a summary of the principal features of the Plan, a copy of which is attached as Annex "A" to this Proxy Statement. This summary of the Plan is not intended to be complete and reference should be made to Annex "A" to this Proxy Statement for the complete text of the Plan.

     Purpose. The purpose of the Plan is to advance the interests of the Company and its stockholders by strengthening the Company's ability to obtain and retain the services of the types of employees, consultants, officers and directors who will contribute to the Company's long term success and to provide incentives which are linked directly to increases in stock value which will inure to the benefit of all stockholders of the Company.

     Administration. The Plan will be administered by the Company's Board of Directors or by a committee of two or more non-employee directors appointed by the Board of Directors (the "Administrator"). Subject to the provisions of the Plan, the Administrator will have full and final authority to select the executives and other employees to whom awards will be granted thereunder, to grant the awards and to determine the terms and conditions of the awards and the number of shares to be issued pursuant thereto.

     Awards. The Plan authorizes the Administrator to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of (1) shares of Common Stock, (2) an option, warrant, convertible security, stock appreciation right or similar right with an exercise or conversion privilege at a price related to the Common Stock, or (3) any other security or benefit with a value derived from the value of the Common Stock. The maximum number of shares of Common Stock with respect to which options or rights may be granted under the Plan to any participant is 500,000, subject to certain adjustments to prevent dilution.

     Awards under the Plan are not restricted to any specified form or structure and may include arrangements such as sales, bonuses or other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. An award may consist of one such arrangement or two or more such arrangements in tandem or in the alternative. An award may provide for the issuance of Common Stock for any lawful consideration, including services rendered or, to the extent permitted by applicable state law, to be rendered. Currently, Delaware law does not permit the issuance of common stock for services to be rendered. An award granted under the Plan may include a provision conditioning or accelerating the receipt of benefits, either automatically or in the discretion of the Administrator, upon the occurrence of specified events, including a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Company or other significant corporate transaction. Any stock option granted to an employee may be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended, or a nonqualified stock option.

     Consideration. An award under the Plan may permit the recipient to pay all or part of the purchase price of the shares or other property issuable pursuant to the award, or to pay all or part of the recipient's tax withholding obligations with respect to such issuance, by delivering previously owned shares of capital stock of the Company or other property, or by reducing the amount of shares or other property otherwise issuable pursuant to the award. If an award granted under the Plan permitted the recipient to pay for the shares issuable pursuant thereto with previously owned shares, the award may grant the recipient the right to "pyramid" his or her previously owned shares, i.e., to exercise the award in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each transaction to pay the purchase price of the shares acquired in the following transaction, to exercise the award for a larger number of shares with no more investment than the original share or shares delivered.

     Amendments. The Administrator may amend the Plan at any time and in any manner, subject to the following: (1) no recipient of any award may, without his or her consent, be deprived thereof or of any of his or her rights thereunder or with respect thereto as a result of such amendment or termination; and (2) if any rule or regulation promulgated by the SEC, the Internal Revenue Service or any national securities exchange or quotation system upon which any of the Company's securities are listed requires that any such amendment be approved by the Company's stockholders, then such amendment will not be effective until it has been approved by the Company's stockholders. The Plan shall terminate on the tenth anniversary of the date the Plan is approved by the stockholders unless sooner terminated by action of the Board of Directors.

     Termination of Awards. All awards granted under the Plan expire ten years from the date of grant, or such shorter period as is determined by the Administrator. No option is exercisable by any person after such expiration. If an award expires, terminates or is canceled, the shares of Common Stock not purchased thereunder shall again be available for issuance under the Plan.

     Form S-8 Registration. The Company intends to file a registration statement under the Securities Act of 1933, as amended, to register the 4,800,000 shares of Common Stock reserved for issuance under the Plan. Such registration statement is expected to be filed shortly following the approval of the Plan by the stockholders and will become effective immediately upon filing with the SEC. Shares issued under the Plan after the effective date of such registration statement generally will be available for sale to the public without restriction, except for shares issued to affiliates of the Company, which will remain subject to the volume and manner of sale limitations of Rule 144.

EFFECT OF SECTION 16(B) OF THE EXCHANGE ACT

     The acquisition and disposition of Common Stock by officers, directors and greater-than-ten percent stockholders of the Company ("Insiders") pursuant to awards granted to them under the Plan may be subject to Section 16(b) of the Exchange Act. Pursuant to Section 16(b), a purchase of Common Stock by an Insider within six months before or after a sale of Common Stock by the Insider could result in recovery by the Company of all or a portion of any amount by which the sale proceeds exceeds the purchase price. Insiders are required to file reports of changes in beneficial ownership under Section 16(a) of the Exchange Act upon acquisitions and dispositions of shares. Rule 16b-3 provides an exemption from Section 16(b) liability for certain transactions pursuant to certain employee benefit plans. The Plan is designed to comply with Rule 16b-3.

OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

     Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), places a limit of $1,000,000 on the amount of compensation that may be deducted by the Company in any year with respect to each of the Company's five most highly paid executive officers. Certain "performance-based" compensation that has been approved by the Company's stockholders is not subject to the deduction limit. The Plan is intended to qualify as performance-based compensation which is not subject to the $1,000,000 limitation of Section 162(m) of the Code. In order for the Plan to qualify as performance-based compensation under Section 162(m) and, therefore, be exempt from the $1,000,000 limitation, the Plan must be approved by the Company's stockholders.

RECOMMENDATION AND REQUIRED VOTE

     The Board of Directors has approved the Plan. Stockholder approval of the Plan requires the affirmative vote of a majority of the shares of the Company's Common Stock present or represented and entitled to vote on this matter at the Meeting. An abstention will be counted toward the number of votes cast and will have the same effect as a vote against the proposal. A broker non-vote, however, will not be treated as a vote cast for or against approval of the Plan.

 THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF
                         THE 2000 STOCK INCENTIVE PLAN.

                                   PROPOSAL 3

                      INCREASE IN AUTHORIZED COMMON STOCK

     The Board of Directors has approved, and recommends that the stockholders consider and approve, an amendment (the "Amendment") to Article IV of the Company's Certificate of Incorporation (the "Certificate"), pursuant to which the authorized number of shares of Common Stock would be increased from 60,000,000 shares to 99,000,000 shares.

PURPOSE AND EFFECTS OF THE AMENDMENT

     As of March 31, 2000, there were 51,149,216 shares of Common Stock issued and outstanding and 6,023,798 shares were reserved in the aggregate for issuance pursuant to the Company's existing stock incentive plan.

     The Board of Directors believes that the flexibility provided by the Amendment to permit the Company to issue or reserve additional Common Stock, in the discretion of the Board of Directors, without the delay or expense of a special meeting of stockholders, is in the best interest of the Company and its stockholders. Shares of Common Stock may be used for general corporate purposes, including stock splits and stock dividends, acquisitions, public offerings, stock option and other employee benefit plans. The Company has no present plans, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of Common Stock that would be authorized by adoption of the Amendment.

     Pursuant to the Certificate, stockholders of the Company have no preemptive rights with respect to the additional shares of Common Stock being authorized. The Certificate does not require further approval of stockholders prior to the issuance of any additional shares of Common Stock.

     The issuance of any additional shares of Common Stock may have the effect of diluting the percentage of stock ownership, book value per share and voting rights of the present holders of the Common Stock. The Amendment also may have the effect of discouraging attempts to take over control of the Company, as additional shares of Common Stock could be issued to dilute the stock ownership and voting power of, or increase the cost to, a party seeking to obtain control of the Company. The Amendment is not being proposed in response to any known effort or threat to acquire control of the Company and is not part of a plan by management to adopt a series of amendments to the Certificate and Bylaws having an anti-takeover effect.

AMENDMENT

     The following resolution will be submitted to stockholders for their approval:

          RESOLVED, that the third sentence of ARTICLE IV of the Certificate of Incorporation of the Company be amended to read in its entirety as follows:

        "The number of shares of Preferred Stock authorized to be issued is 1,000,000 and the number of shares of Common Stock authorized to be issued is 99,000,000."

VOTE REQUIRED

     The affirmative vote of the holders of a majority of the outstanding shares of Common Stock is required to approve the Amendment. Abstentions and broker non-votes will be included in the number of shares present at the Meeting for the purpose of determining the presence of a quorum. Abstentions will be counted toward the number of votes cast on the Amendment and will have the effect of a negative vote, while broker non-votes will not be counted as votes cast for or against the Amendment.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE INCREASE
                          IN AUTHORIZED COMMON STOCK.

                                   PROPOSAL 4

                       RATIFICATION OF THE APPOINTMENT OF
                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     KPMG LLP resigned as independent public accountants of the Company for the year ended December 31, 1999. The Board of Directors has appointed McGowan Guntermann as the Company's certified public accountants for the fiscal year ending December 31, 2000. McGowan Guntermann was first retained effective January 12, 2000 for the examination of the consolidated financial statements of the Company for the fiscal year ended December 31, 1999. Representatives of McGowan Guntermann will be invited to be present at the Meeting, will have the opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from shareholders.

     Stockholders are being asked to ratify the appointment of McGowan Guntermann as the Company's independent public accountants for the fiscal year ending December 31, 2000. Ratification of the proposal requires the affirmative vote of a majority of the shares of Common Stock represented and voting at the Meeting.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF MCGOWAN GUNTERMANN AS THE INDEPENDENT CERTIFIED PUBLIC
                          ACCOUNTANTS OF THE COMPANY.

                             STOCKHOLDER PROPOSALS

     Under certain circumstances, stockholders are entitled to present proposals at stockholders meetings. Any such proposal to be included in the proxy statement for the Company's 2001 annual meeting of stockholders must be submitted by a stockholder prior to December 19, 2000, in a form that complies with applicable regulations. Recently, the SEC amended its rule governing a company's ability to use discretionary proxy authority with respect to stockholder proposals which were not submitted by the stockholders in time to be included in the proxy statement. As a result of that rule change, in the event a stockholder proposal is not submitted to the Company prior to March 6, 2001, the proxies solicited by the Board of Directors for the 2001 annual meeting of the stockholders will confer authority on the holders of the proxy to vote the shares in accordance with their best judgment and discretion if the proposal is presented at the 2001 annual meeting of stockholders without any discussion of the proposal in the proxy statement for such meeting.

                           ANNUAL REPORT ON FORM 10-K

     The Company's annual report to stockholders for the fiscal year ended December 31, 1999 accompanies or has preceded this Proxy Statement. The annual report contains consolidated financial statements of the Company and its subsidiaries and the report thereon of McGowan Guntermann, the Company's independent auditors.

     THE COMPANY'S ANNUAL REPORT ON FORM 10-K, WHICH HAS BEEN FILED WITH THE SEC FOR THE YEAR ENDED DECEMBER 31, 1999, WILL BE MADE AVAILABLE TO STOCKHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO TURBODYNE TECHNOLOGIES INC., CHIEF FINANCIAL OFFICER, 6155 CARPINTERIA AVENUE, CARPINTERIA, CA 93013.

                                 OTHER BUSINESS

     Management knows of no business which will be presented for consideration at the Meeting other than as stated in the Notice of Meeting. If, however, other matters are properly brought before the Meeting, it is the intention of the Proxyholders to vote the shares represented by the Proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the Proxy.

                                          By Order of the Board of Directors

                                          TURBODYNE TECHNOLOGIES, INC.

                                          Joseph D. Castano,
                                          Secretary

Carpinteria, California
April 17, 2000

                                                                         ANNEX A

                          TURBODYNE TECHNOLOGIES INC.

                           2000 STOCK INCENTIVE PLAN

1. PURPOSE OF THE PLAN.

     The purpose of this 2000 Stock Incentive Plan (the "Plan") is to provide incentives and rewards to selected eligible directors, officers, employees and consultants of Turbodyne Technologies Inc. (the "Company") or its subsidiaries in order to assist the Company and its subsidiaries in attracting, retaining and motivating those persons by providing for or increasing the proprietary interests of those persons in the Company, and by associating their interests in the Company with those of the Company's stockholders.

2. ADMINISTRATION OF THE PLAN.

     The Plan shall be administered by the Board of Directors of the Company (the "Board"), or a committee of the Board (the "Committee") whose members shall serve at the pleasure of the Board. If administration is delegated to the Committee, the Committee shall have, in connection with the administration of the Plan, the powers theretofore possessed by the Board (and references in this Plan to the Board shall thereafter be to the Committee), subject, however, to such resolutions, not inconsistent with the provisions of the Plan as may be adopted from time to time by the Board.

     The Board shall have all the powers vested in it by the terms of the Plan, including exclusive authority (i) to select from among eligible directors, officers, employees and consultants, those persons to be granted "Awards" (as defined below) under the Plan; (ii) to determine the type, size and terms of individual Awards (which need not be identical) to be made to each person selected; (iii) to determine the time when Awards will be granted and to establish objectives and conditions (including, without limitation, vesting and performance conditions), if any, for earning Awards; (iv) to amend the terms or conditions of any outstanding Award, subject to applicable legal restrictions and to the consent of the other party to such Award; (v) to determine the duration and purpose of leaves of absences which may be granted to holders of Awards without constituting termination of their employment for purposes of their Awards; (vi) to authorize any person to execute, on behalf of the Company, any instrument required to carry out the purposes of the Plan; and (vii) to make any and all other determinations which it determines to be necessary or advisable in the administration of the Plan. The Board shall have full power and authority to administer and interpret the Plan and to adopt, amend and revoke such rules, regulations, agreements, guidelines and instruments for the administration of the Plan and for the conduct of its business as the Board deems necessary or advisable. The Board's interpretation of the Plan, and all actions taken and determinations made by the Board pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including the Company, its stockholders, any participants in the Plan and any other employee of the Company or any of its subsidiaries.

3. PERSONS ELIGIBLE UNDER THE PLAN.

     Any person who is a director, officer, employee or consultant of the Company, or any of its subsidiaries (a "Participant"), shall be eligible to be considered for the grant of Awards under the Plan.

4. AWARDS.

          (a) Common Stock and Derivative Security Awards. Awards authorized under the Plan shall consist of any type of arrangement with a Participant that is not inconsistent with the provisions of the Plan and that, by its terms, involves or might involve or be made with reference to the issuance of (i) shares of the Common Stock, $.001 par value per share, of the Company (the "Common Stock") or (ii) a "derivative security" (as that term is defined in Rule 16a-1(c) of the Rules and Regulations of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended, as the same may be amended from time to time) with an exercise or conversion price related to the Common Stock or with a value derived from the value of the Common Stock.

          (b) Types of Awards. Awards are not restricted to any specified form or structure and may include, but need not be limited to, sales, bonuses and other transfers of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock or securities convertible into or redeemable for stock, stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, or any other type of Award which the Board shall determine is consistent with the objectives and limitations of the Plan. An Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

          (c) Consideration. Common Stock may be issued pursuant to an Award for any lawful consideration as determined by the Board, including, without limitation, a cash payment, services rendered, or the cancellation of indebtedness.

          (d) Guidelines. The Board may adopt, amend or revoke from time to time written policies implementing the Plan. Such policies may include, but need not be limited to, the type, size and term of Awards to be made to participants and the conditions for payment of such Awards.

          (e) Terms and Conditions. Subject to the provisions of the Plan, the Board, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted pursuant to the Plan, which terms and conditions may include, among other things:

             (i) any provision necessary for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code") (an "Incentive Stock Option");

             (ii) a provision permitting the recipient of such Award to pay the purchase price of the Common Stock or other property issuable pursuant to such Award, or to pay such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by delivering previously owned shares of capital stock of the Company (including "pyramiding") or other property, or by reducing the number of shares of Common Stock or the amount of other property otherwise issuable pursuant to such Award; or

             (iii) a provision conditioning or accelerating the receipt of benefits pursuant to the Award, or terminating the Award, either automatically or in the discretion of the Board, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 of the Plan.

          (f) Suspension or Termination of Awards. If the Company believes that a Participant has committed an act of misconduct as described below, the Company may suspend the Participant's rights under any then outstanding Award pending a determination by the Board. If the Board determines that a Participant has committed an act of embezzlement, fraud, nonpayment of any obligation owed to the Company or any subsidiary, breach of fiduciary duty or deliberate disregard of the Company's rules resulting in loss, damage or injury to the Company, or if a Participant makes an unauthorized disclosure of trade secret or confidential information of the Company, engages in any conduct constituting unfair competition, or induces any customer of the Company to breach a contract with the Company, neither the Participant nor his or her estate shall be entitled to exercise any rights whatsoever with respect to such Award. In making such determination, the Board shall act fairly and shall give the Participant a reasonable opportunity to appear and present evidence on his or her behalf to the Board.

          (g) Maximum Grant of Awards to Any Participant. No Participant shall receive Awards representing more than 500,000 shares of Common Stock per annum, subject to adjustment as provided in Section 7 hereof.

5. SHARES OF COMMON STOCK SUBJECT TO THE PLAN.

     The aggregate number of shares of Common Stock that may be issued or issuable pursuant to all Awards under the Plan (including Awards in the form of Incentive Stock Options and Non-Statutory Stock Options) shall not exceed an aggregate of 4,800,000 shares of Common Stock, subject to adjustment as provided in Section 7 of the Plan.

     Shares of Common Stock subject to the Plan may consist, in whole or in part, of authorized and unissued shares or treasury shares. Any shares of Common Stock subject to an Award which for any reason expires or is terminated unexercised as to such shares shall again be available for issuance under the Plan. For purposes of this Section 5, the aggregate number of shares of Common Stock that may be issued at any time pursuant to Awards granted under the Plan shall be reduced by: (i) the number of shares of Common Stock previously issued pursuant to Awards granted under the Plan, other than shares of Common Stock subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership, such as dividends; and (ii) the number of shares of Common Stock which were otherwise issuable pursuant to Awards granted under this Plan but which were withheld by the Company as payment of the purchase price of the Common Stock issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance.

6. PAYMENT OF AWARDS.

     The Board shall determine the extent to which Awards shall be payable in cash, shares of Common Stock or any combination thereof. The Board may, upon request of a Participant, determine that all or a portion of a payment to that Participant under the Plan, whether it is to be made in cash, shares of Common Stock or a combination thereof, shall be deferred. Deferrals shall be for such periods and upon such terms as the Board may determine in its sole discretion.

7. DILUTION AND OTHER ADJUSTMENT.

     In the event of any change in the outstanding shares of the Common Stock or other securities then subject to the Plan by reason of any stock split, reverse stock split, stock dividend, recapitalization, merger, consolidation, combination or exchange of shares or other similar corporate change, or if the outstanding securities of the class then subject to the Plan are exchanged for or converted into cash, property or a different kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities as a class (other than cash dividends), then the Board may, but it shall not be required to, make such equitable adjustments to the Plan and the Awards thereunder (including, without limitation, appropriate and proportionate adjustments in (i) the number and type of shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under the Plan, (ii) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under the Plan; and (iii) the maximum number of securities with respect to which Awards may thereafter be granted to any Participant in any fiscal year) as the Board in its sole discretion determines appropriate, including any adjustments in the maximum number of shares referred to in Section 5 of the Plan. Such adjustments shall be conclusive and binding for all purposes of the Plan.

8. MISCELLANEOUS PROVISIONS.

          (a) Definitions. As used herein, "subsidiary" means any current or future corporation which would be a "subsidiary corporation," as that term is defined in Section 424(f) of the Code, of the Company; and the term "or" means "and/or."

          (b) Conditions on Issuance. Securities shall not be issued pursuant to Awards unless the grant and issuance thereof shall comply with all relevant provisions of law and the requirements of any securities exchange or quotation system upon which any securities of the Company are listed, and shall be further subject to approval of counsel for the Company with respect to such compliance. Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is determined by Company counsel to be necessary to the lawful issuance and sale of any security or Award, shall relieve the Company of any liability in respect of the nonissuance or sale of such securities as to which requisite authority shall not have been obtained.

          (c) Rights As Stockholder. A participant under the Plan shall have no rights as a holder of Common Stock with respect to Awards hereunder, unless and until certificates for shares of such stock are issued to the participant.

          (d) Assignment or Transfer. Subject to the discretion of the Board, and except with respect to Incentive Stock Options which are not transferable except by will or the laws of descent and distribution, Awards under the Plan or any rights or interests therein shall be assignable or transferable.

          (e) Agreements. All Awards granted under the Plan shall be evidenced by written agreements in such form and containing such terms and conditions (not inconsistent with the Plan) as the Board shall from time to time adopt.

          (f) Withholding Taxes. The Company shall have the right to deduct from all Awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards and, with respect to awards paid in stock, to require the payment (through withholding from the participant's salary or otherwise) of any such taxes. The obligation of the Company to make delivery of Awards in cash or Common Stock shall be subject to the restrictions imposed by any and all governmental authorities.

          (g) No Rights to Award. No Participant or other person shall have any right to be granted an Award under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employ of the Company or any of its subsidiaries or shall interfere with or restrict in any way the rights of the Company or any of its subsidiaries, which are hereby reserved, to discharge a Participant at any time for any reason whatsoever, with or without good cause.

          (h) Costs and Expenses. The costs and expenses of administering the Plan shall be borne by the Company and not charged to any Award nor to any Participant receiving an Award.

          (i) Funding of Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any Award under the Plan.

9. AMENDMENTS AND TERMINATION.

          (a) Amendments. The Board may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any Awards theretofore made under the Plan. However, with the consent of the Participant affected, the Board may amend outstanding agreements evidencing Awards under the Plan in a manner not inconsistent with the terms of the Plan.

          (b) Stockholder Approval. To the extent that Section 422 of the Code, other applicable law, or the rules, regulations, procedures or listing agreement of any national securities exchange or quotation system, requires that any amendment of the Plan be approved by the stockholders of the Company, no such amendment shall be effective unless and until it is approved by the stockholders in such a manner and to such a degree as is required.

          (c) Termination. Unless the Plan shall theretofore have been terminated as above provided, the Plan (but not the awards theretofore granted under the Plan) shall terminate on and no awards shall be granted after September 11, 2008.

10. EFFECTIVE DATE.

     The Plan is effective on October 1, 2000, the date on which it was adopted by the Executive Committee of the Board of Directors of the Company.

11. FORM S-8 REGISTRATION STATEMENT.

     The Company intends to file a Registration Statement on Form S-8, or such other form as counsel for the Company determines appropriate, to register the issuance of shares by the Company upon the exercise of any options granted pursuant to the Plan. Prior to the filing and effectiveness of the Registration Statement, any shares issued upon the exercise of options granted pursuant to the Plan to U.S. resident shareholders will be issued pursuant to Section 4(2) of the Securities Act of 1933 and will be subject to appropriate restrictions on transfer. Any shares issued upon the exercise of options granted pursuant to the Plan to persons who are not U.S. Persons, as defined in Regulation S promulgated pursuant to the Securities Act of 1933, shall be issued in reliance of Regulation S and subject to the conditions of Regulation S including the agreement of the Participants not to resell the shares to a U.S. Person or for the account or benefit of a U.S. Person until expiry of the distribution compliance period.

12. GOVERNING LAW

     The Plan and any agreements entered into thereunder shall be construed and governed by the laws of the State of Delaware applicable to contracts made within, and to be performed wholly within, such state, without regard to the application of conflict of laws rules thereof.

                          TURBODYNE TECHNOLOGIES INC.

                    PROXY FOR ANNUAL MEETING OF STOCKHOLDERS

     The undersigned, a stockholder of TURBODYNE TECHNOLOGIES INC., a Delaware corporation, (the "Company"), hereby appoints Prof. Peter Hofbauer and Joseph D. Castano, and each of them, the proxies of the undersigned, each with full power of substitution, to attend, vote and act for the undersigned at the annual meeting of the stockholders of the Company, to be held on May 12, 2000, and any postponements or adjournments thereof, and in connection herewith, to vote and represent all of the shares of the Company which the undersigned would be entitled to vote, as follows:

     1. ELECTION OF DIRECTORS.

      [ ] For all nominees listed below               [ ] WITHHOLD AUTHORITY
        (except as indicated to the contrary)           to vote for all nominees listed below.
      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, LINE THROUGH OR OTHERWISE
        STRIKE OUT HIS NAME BELOW)
      Dr. Friedrich Goes                              Wendell R. Andersen
      Daniel Geronazzo                                Dr. Sadayappa Durairaj
                                                      Prof. Dr.-Ing. Peter Hofbauer

     2.  APPROVAL OF THE 2000 STOCK INCENTIVE PLAN.
         [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
     3.  INCREASE AUTHORIZED SHARES OF COMMON STOCK.
         [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
     4.  RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS.
         [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN
     5.  OTHER BUSINESS.
         [ ] FOR                 [ ] AGAINST                 [ ] ABSTAIN

     The undersigned hereby revokes any other proxy to vote at the Meeting, and hereby ratifies and confirms all that said attorneys and proxies, and each of them, may lawfully do by virtue hereof. WITH RESPECT TO MATTERS NOT KNOWN AT THE TIME OF THE SOLICITATION HEREOF, SAID PROXIES ARE AUTHORIZED TO VOTE IN ACCORDANCE WITH THEIR BEST JUDGMENT.

     This Proxy will be voted in accordance with the instructions set forth above. THIS PROXY WILL BE TREATED AS A GRANT OF AUTHORITY TO VOTE FOR THE ELECTION OF THE DIRECTORS NAMED, THE APPROVAL OF THE 2000 STOCK INCENTIVE PLAN, THE INCREASE IN AUTHORIZED SHARES OF COMMON STOCK, THE RATIFICATION OF APPOINTMENT OF MCGOWAN GUNTERMANN AS THE COMPANY'S INDEPENDENT AUDITORS AND AS SAID PROXIES SHALL DEEM ADVISABLE ON SUCH OTHER BUSINESS AS MAY COME BEFORE THE MEETING, UNLESS OTHERWISE DIRECTED.

     The undersigned acknowledges receipt of a copy of the Notice of Annual Meeting and accompanying Proxy Statement dated April 17, 2000 relating to the Meeting.

                                          Date: , 2000

                       ---------------------------------------------------------

                       ---------------------------------------------------------
                                          Signature(s) of Stockholder(s)
                                          (See Instructions Below)

                                          THE SIGNATURE(S) HEREON SHOULD
                                          CORRESPOND EXACTLY WITH THE NAME(S) OF
                                          THE STOCKHOLDER(S) APPEARING ON THE
                                          STOCK CERTIFICATE. IF STOCK IS JOINTLY
                                          HELD, ALL JOINT OWNERS SHOULD SIGN.
                                          WHEN SIGNING AS ATTORNEY, EXECUTOR,
                                          ADMINISTRATOR, TRUSTEE OR GUARDIAN,
                                          PLEASE GIVE FULL TITLE AS SUCH. IF
                                          SIGNER IS A CORPORATION, PLEASE SIGN
                                          THE FULL CORPORATION NAME, AND GIVE
                                          TITLE OF SIGNING OFFICER.

THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF TURBODYNE TECHNOLOGIES INC.